                                                    Registration No.333-________

   As filed with the Securities and Exchange Commission on August 24, 1999.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                   ________________________________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             COMMNET CELLULAR INC.
                             ---------------------
            (Exact name of registrant as specified in its charter)

          Colorado                                        84-0924904
          --------                                        ----------
     (State or other juris-                            (I.R.S. Employer
     diction of incorporation                          Identification No.)
         or organization)

                     8350 East Crescent Parkway, Suite 400
                           Englewood, Colorado 80111
                           -------------------------
         (Address, including zip code of Principal Executive Offices)

               COMMNET CELLULAR INC. DIRECTOR COMPENSATION PLAN
               ------------------------------------------------
                           (Full Title of the Plan)

                              James Everson, Esq.
                      Vice President and General Counsel
                             CommNet Cellular Inc.
                     8350 East Crescent Parkway, Suite 400
                           Englewood, Colorado 80111
                                (303) 694-3234
                                ---------------
                     (Name, address and telephone number,
                  including area code, of agent for service)

                              __________________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of each class of     Amount to be       Proposed maximum       Proposed maximum        Amount of
 securities to be           registered       offering price per     aggregate offering     registration
 registered                                         Share                  price              Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.001            9,000               $30.844*              $277,594*              $78
par value per share
========================================================================================================

__________________________

* Estimated, pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low selling prices reported on the Nasdaq National Market on August 17, 1999.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents which have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

          (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, filed December 29, 1998;

          (2) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998, filed on February 12, 1999;

          (3) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 14, 1999;

          (4) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed on August 16, 1999;

          (5) all other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares to which this Prospectus relates; and

          (6) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed October 6, 1986.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein (an "Incorporated Document") shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed Incorporated Document or in an accompanying prospectus supplement modifies or supersedes such statement.

Item 4.  Description of Securities.

          Not applicable

Item 5.  Interests of Named Experts and Counsel.

          Not applicable

Item 6.  Indemnification of Directors and Officers.

          Article IX of the Registrant's Amended and First Restated Articles of Incorporation provides in part:

     B. The Corporation shall, to the fullest extent permitted by applicable law, (i) indemnify, and (ii) advance litigation expenses prior to the final disposition of an action, to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or served any other enterprise as a director or officer at the request of the Corporation and such rights of indemnification and to advancement of litigation expenses shall also be applicable to the heirs, executors, administrators and legal representatives of such director or officer.

        C. The foregoing provisions of Article IX shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article IX is in effect, and any repeal or modification hereof shall not affect the rights or obligations then or therefore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such stated facts.

        D. The foregoing rights to indemnification and to advancement of litigation expenses shall not be deemed exclusive of any other rights to which a director or officer or his or her legal representatives may be entitled apart from the provisions of this Article IX.

Item 7. Exemption from Registration Claimed.

              Not Applicable.

Item 8. Exhibits.

        4.1   CommNet Cellular Inc. Director Compensation Plan.

        5.1 Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C., regarding the legality of the Common Stock being registered.

        23.1  Consent of Deloitte & Touche LLP, independent auditors.

        23.2  Consent of Ernst & Young LLP, independent auditors.

        23.3 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

        25.1 Power of Attorney (included in Part II of this Registration Statement under the Caption "Signatures").

Item 9. Undertakings.

              The undersigned registrant hereby undertakes:

              a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information.

              b. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              d. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
              Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          e. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          f. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 20, 1999.


                               COMMNET CELLULAR INC.

                               By:  /s/ Arnold C. Pohs
                                  ---------------------------------------
                                  Arnold C. Pohs, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                 TITLE                                  DATE
---------                 -----                                  ----
/s/ Arnold C. Pohs        Chairman of the Board and              August 20, 1999
------------------
Arnold C. Pohs            Chief Executive Officer
                          (Principal Executive Officer)

/s/ Andrew J. Gardner     Executive Vice President and           August 20, 1999
---------------------
Andrew J. Gardner         Chief Financial Officer
                          (Principal Financial Officer)

/s/ Randy L. Lazzell      Vice President and Controller          August 20, 1999
--------------------
Randy L. Lazzell          (Principal Accounting Officer)

/s/ Daniel P. Dwyer       President and Chief Operating Officer  August 20, 1999
-------------------
Daniel P. Dwyer

/s/ Mark T. Gallogly      Director                               August 20, 1999
--------------------
Mark T. Gallogly

                          Director
----------------------
Lawrence H. Guffey

/s/ Simon P. Lonergan     Director                               August 20, 1999
---------------------
Simon P. Lonergan

/s/ William J. Ryan       Director                               August 20, 1999
-------------------
William J. Ryan

                          Director
------------------
John P. Scully

                          Director
--------------------
Peter F. Wallace

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